SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                  Commission Only (as permitted by
[_] Definitive Additional Materials             Rule 14a-6(e)(2))
[_] Soliciting Material Pursuant to
    (ss.)240.14a-11(c) or (ss.)240.14a-12

                                 CRYOLIFE, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                   ------------------------------------ ----
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

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      1)  Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which  the
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[_] Fee paid previously with preliminary materials.

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    paid  previously.  Identify the  previous filing by  registration  statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
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      4)   Date Filed:

                      [Logo of CryoLife, Inc. Appears Here]
[LOGO]                     1655 ROBERTS BOULEVARD, N.W.
                             KENNESAW, GEORGIA 30144


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF CRYOLIFE, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CRYOLIFE, INC. will be held at the Sheraton Suites Galleria-Atlanta, 2844 Cobb Parkway, SE, Atlanta, Georgia 30339, on May 17, 2001 at 10:00 a.m., Atlanta time, for the following purposes:

      1. To elect seven directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and have been qualified.

      2. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The proxy statement dated April 4, 2001 is attached.

      Only record holders of CryoLife's common stock at the close of business on March 16, 2001 will be eligible to vote at the meeting.

      Your attendance at the annual meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the proxy in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person.

                                             By Order of the Board of Directors:

                                             /s/ Steven G. Anderson

                                             STEVEN G. ANDERSON,
                                             Chairman of the Board and President


Date: April 4, 2001

      A copy of the Annual Report of CryoLife, Inc. for the fiscal year ended December 31, 2000 containing financial statements is enclosed.

                      [Logo of CryoLife, Inc. Appears Here]
[LOGO]                    1655 ROBERTS BOULEVARD, N.W.
                             KENNESAW, GEORGIA 30144

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

      This proxy statement is furnished for the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders of CryoLife, Inc. to be held on May 17, 2001, at 10:00 a.m., Atlanta time, at the Sheraton Suites Galleria-Atlanta, 2844 Cobb Parkway, SE, Atlanta, Georgia 30339. The sending in of a signed proxy will not affect a shareholder's right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any shareholder giving a proxy may also revoke it at any time before it is exercised by giving oral or written notice to Ronald D. McCall, Secretary of CryoLife, or Ms. Suzanne Gabbert, Assistant Secretary, at the offices of CryoLife. Oral notice may be delivered by telephone call to Ms. Gabbert, at the offices of CryoLife, at (770) 419-3355.

      Holders of record of CryoLife's common stock at the close of business on March 16, 2001 will be eligible to vote at the meeting. CryoLife's stock transfer books will not be closed. At the close of business on March 16, 2001, CryoLife had outstanding a total of 18,750,704 shares of common stock, excluding a total of 1,340,530 shares of treasury stock held by CryoLife, which are not entitled to vote. Each such share will be entitled to one vote, non-cumulative, at the meeting.

      Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

      This proxy statement and the attached proxy were first mailed to security holders on behalf of CryoLife on or about April 4, 2001. Properly executed proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to any matter to be acted upon at the meeting, the shares will be voted as indicated by the shareholder. If the person solicited does not specify a choice with respect to election of directors, the shares will be voted for management's nominees for election as directors. In addition to the solicitation of proxies by the use of the mails, directors and officers of CryoLife may solicit proxies on behalf of management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

      The Secretary of CryoLife, in consultation with the judges of election, who will be employees of CryoLife's transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and shall determine whether the name signed on each proxy card corresponds to the name of a shareholder of CryoLife. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of CryoLife, consisting of a majority of the votes entitled to be cast at the Annual Meeting, exists at the Annual Meeting. Both abstentions from voting and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

      Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are seven directorships to be filled, this means that the seven individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome.

      There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors of CryoLife recommends a vote "FOR" the election of each of the nominees named below for election as director.

ELECTION OF DIRECTORS

      The proxy holders intend to vote "FOR" election of the nominees named below, who are currently members of the Board, as directors of CryoLife, unless otherwise specified in the proxy. Directors of CryoLife elected at the Annual Meeting to be held on May 17, 2001 will hold office until the next Annual Meeting or until their successors are elected and qualified.

      Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

      The individuals listed below as nominees for the Board of Directors were directors of CryoLife during all of 2000. The name and age of each nominee, and the period during which such person has served as a director, together with the number of shares of CryoLife's common stock beneficially owned, directly or indirectly, by such person and the percentage of outstanding shares of CryoLife's common stock such ownership represented at the close of business on March 16, 2001, according to information received by CryoLife, is set forth below:



                                                                     Shares of
                                                                   CryoLife Stock
                                                                 Beneficially Owned           Percentage of
                                      Service as                         at                 Outstanding Shares
        Name of Nominee                Director        Age        March 16, 2000(1)         of CryoLife Stock
---------------------------------    --------------   ------    ---------------------      ---------------------
Steven G. Anderson                    Since 1984        62              1,757,167(2)              9.36%
John M. Cook (4)                      Since 1999        58                 60,750(3)                *
Ronald C. Elkins, M.D.(4)(5)          Since 1994        64                159,619(6)                *
Virginia C. Lacy(4)(5)                Since 1997        59                672,079(7)              3.56%
Ronald D. McCall, Esq.(5)             Since 1984        63                242,763(8)              1.29%
Alexander C. Schwartz, Jr.(4)         Since 1999        68                 41,250(9)                *
Bruce J. Van Dyne, M.D.(5)            Since 1999        59                 41,550(9)                *
---------------

* Ownership represents less than 1% of outstanding shares of CryoLife common stock.


(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2) Includes 157,999 shares held of record by Ms. Ann B. Anderson, Mr. Anderson's spouse. Also includes options to acquire 27,000 shares of common stock which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(3) Includes 19,500 shares which are held by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests. Includes options to acquire 41,250 shares of common stock which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(4)  Member of the Audit Committee.
(5)  Member of the Compensation Advisory Committee.
(6) Includes options to acquire 125,250 shares of common stock which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(7) Includes 358,450 shares held as beneficiary of three trusts, and 165,879 shares held as beneficiary of an IRA, of Ms. Lacy's deceased spouse. Includes 22,500 shares held as administrator of a pension plan. Includes 125,250 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.

(8) Includes 16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall's spouse. Includes options to acquire 114,750 shares of common stock which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(9) Includes options to acquire 41,250 shares of common stock which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.

     Steven G. Anderson, a founder of CryoLife, has served as CryoLife's President, Chief Executive Officer and Chairman of the Board of Directors since its inception. Mr. Anderson has more than 30 years of experience in the implantable medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983 of Intermedics, Inc. (now Guidant Corp.), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

     John M. Cook has served as a Director of CryoLife since August 1999. Mr. Cook is Chairman and Chief Executive Officer of The Profit Recovery Group International, Inc., an international, publicly held audit recovery firm operating in 36 countries, with 2000 revenues exceeding $297 million. Mr. Cook has served as Chief Executive Officer of The Profit Recovery Group since its founding in January 1991. Prior to The Profit Recovery Group, he served in a number of top financial and management positions in the retail industry, including Senior Vice President and Chief Financial Officer of Caldor Stores and Senior Vice President of Finance and Controller of Kaufmann's Department Stores, both May Department Stores affiliates. He holds a B.S. degree in accounting from Saint Louis University, where he serves as a member of the Board of Trustees and holds a seat on the Executive Advisory Board of the University's School of Business and Administration.

     Ronald C. Elkins, M.D., has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor and Chief, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Science Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and has held his present position since 1975. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

     Virginia C. Lacy has served as a Director of CryoLife since August 1997. Ms. Lacy received her BA degree from Northwestern University in 1963. Ms. Lacy is the Administrator of The Jeannette & John Cruikshank Memorial Foundation, which provides housing assistance to those in need throughout the greater Chicago area. Since 1974, Ms. Lacy has served as Secretary-Treasurer and Chief Financial Officer of Precision Devices Corporation, a distributor of medical devices. She was one of the founders of the company and serves as the Chairman of the Board of Directors. She has also served as the Chief Financial Officer of A.I. Industries, a manufacturer of identification cards for the health care industry. As an elected member of the Board of Education of District 203 of the State of Illinois, she served on its budget committee, which was responsible for planning and reviewing the spending of $100,000,000 in public funds each year in a school district having 2,500 employees. Ms. Lacy also provided leadership in State Education by serving on committees that analyzed state funding for education. She continues to keep abreast of new financial strategies through participation in American Management Association classes.

     Ronald D. McCall, Esq. has served as a Director of CryoLife and as the Secretary and Treasurer of CryoLife since January 1984. From 1985 to the present, Mr. McCall has been the proprietor of the law firm of Ronald D. McCall, Attorney at Law, based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received his BA and JD degrees from the University of Florida.

     Alexander C. Schwartz, Jr. has served as a Director of CryoLife since September 1999. Mr. Schwartz retired from Prudential Securities in 1996 after 33 years of service. While at Prudential Securities he held various positions, including co-head of the Investment Banking Division, Managing Director of the firm's International Division and Managing Director of the Health Care Group. As co-head of the Investment Banking Division he was in charge of due diligence teams reviewing and analyzing corporate finances. Mr. Schwartz was responsible for the review of financial and accounting records of corporations and the presentation of the corporations' financial performance in connection with initial public offerings, debt offerings, leveraged buyouts, mergers and acquisitions. Mr. Schwartz is a graduate of Columbia University, where he received a B.S. Degree in Economics. Mr. Schwartz has served on the Boards of Directors of several public and privately held companies and is currently a private investor.

     Bruce J. Van Dyne, M.D. has served as a Director of CryoLife since August 1999. Dr. Van Dyne is a board-certified neurologist and has been in private practice in Minneapolis, Minnesota since 1975. He has served in numerous advisory positions, including as an Examiner in Neurology for the American Board of Psychiatry and Neurology and as previous Chairman of the Department of Neurology for Park Nicollet Medical Center in Minneapolis. He is a graduate of Northwestern University Medical School and is the author of numerous medical publications in the field of neurology.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

     Meetings of the Board of Directors--During 2000, there were five meetings of the Board of Directors.

     Director Compensation--All non-employee directors of the Board of Directors of CryoLife are paid $1,500 for each Board meeting attended. In addition, directors are reimbursed for expenses incurred in connection with their services as a director. In December 1997, CryoLife adopted the CryoLife, Inc. Amended and Restated Non-Employee Directors Stock Option Plan, which replaced CryoLife's 1995 Non-Employee Directors Plan. Pursuant to this plan, options to purchase 7,500 shares of common stock were granted to each of Drs. Elkins and Van Dyne, Messrs. Cook, McCall and Schwartz and Ms. Lacy immediately following the 2000 Annual Meeting of Shareholders. The Amended and Restated Non-Employee Directors Stock Option Plan provides that an annual grant will be made each year immediately following CryoLife's Annual Meeting of Shareholders of an option to purchase 7,500 shares of common stock to each individual elected, reelected or continuing as a non-employee director of CryoLife. All options granted pursuant to this plan are granted at a purchase price equal to the last closing price of CryoLife's common stock on the New York Stock Exchange on the day immediately prior to the grant of the option and vest and become exercisable on the option's grant date. No option granted pursuant to this plan may be exercised later than five years following the date of grant. Also, on May 26, 2000, each of Drs. Elkins and Van Dyne, Messrs. Cook, McCall and Schwartz and Ms. Lacy received a special grant of options to purchase 15,000 shares of common stock.

     In addition to the foregoing, Dr. Elkins received approximately $75,000 in consulting fees and Dr. Van Dyne received approximately $4,500 in consulting fees from CryoLife in 2000.

     Audit Committee--CryoLife's Audit Committee consists of four non-employee directors: Dr. Elkins, Mr. Cook, Mr. Schwartz and Ms. Lacy. The Audit Committee met seven times in 2000. The Audit Committee reviews the general scope of CryoLife's annual audit and the nature of services to be performed for CryoLife in connection therewith, acting as liaison between the Board of Directors and the independent auditors. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance by CryoLife's independent auditors and for recommending the engagement or discharge of CryoLife's independent auditors.

     Compensation Advisory Committee--CryoLife's Compensation Advisory Committee consisted of four non-employee directors during 2000: Mr. McCall, Ms. Lacy, Dr. Elkins and Dr. Van Dyne. The Compensation Advisory Committee met three times in 2000. The Compensation Advisory Committee is responsible for evaluating the performance of officers and setting the annual compensation for all officers, including the salary and the compensation package of executive officers. A portion of the compensation package includes a bonus award. The Compensation Advisory Committee also administers CryoLife's benefit plans, except that the Compensation Advisory Sub-Committee approves grants of stock options to executive officers under CryoLife's benefit plans. Currently, the Compensation Advisory Sub-Committee consists of two non-employee directors: Ms. Lacy and Dr. Van Dyne. The Compensation Advisory Sub-Committee met three times in 2000.

     Nominating   Committee--CryoLife   does  not  have  a  standing  nominating
committee of the Board of Directors.

     During 2000, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. Members of the Board of Directors are appointed to committees at the annual meeting of directors immediately following the annual meeting of shareholders.

     Notwithstanding anything to the contrary set forth in any of CryoLife's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, the following Reports and Performance Graph shall not be incorporated by reference into any such filings.

                          REPORT OF THE AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of four of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the New York Stock Exchange ("NYSE") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by Section 303.01 of the NYSE Listed Company Manual.

     The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A hereto.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. The Company incurred the following fees for services performed by Arthur Andersen LLP in 2000:

Audit Fees

     Fees for the year 2000 audit and the review of Forms 10-Q in 2000 were $81,750, of which an aggregate amount of $21,000 had been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP did not render any services related to financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

     Aggregate fees billed for all other services rendered by Arthur Andersen LLP for the year ended December 31, 2000 were $93,125.

     The Audit Committee has not considered whether the payments made to its independent accountants for non-audit services for 2000 are compatible with maintaining such auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved the selection of the Company's independent auditors.

                                                Audit Committee

                                                VIRGINIA C. LACY, CHAIRMAN
                                                JOHN M. COOK
                                                RONALD C. ELKINS, M.D.
                                                ALEXANDER C. SCHWARTZ, JR.

                REPORT OF THE COMPENSATION ADVISORY COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation Advisory Committee of the Board of Directors of CryoLife, Inc. is composed of non-employee directors and approves the compensation of CryoLife's executive officers at least annually. The Committee believes the actions of executive officers of CryoLife have a profound impact on the short-term and long-term profitability of CryoLife. Therefore, the Committee gives significant attention to the design of CryoLife's compensation package.

     CryoLife's compensation package consists of three parts and is relatively simple in design. The three primary parts are a base salary, a cash bonus and stock-based incentive compensation. No significant perquisites are provided to executive officers.

BASE SALARY

     The Committee believes it is important for executive officers and other employees of CryoLife to receive acceptable salaries so that CryoLife can recruit and retain the talent it needs. For several years, the Committee has obtained a salary survey report. This survey, which is entitled the "Radford Salary Survey for U.S. Biotech Companies," contains information regarding salaries paid to various biotech executives in the United States. The Committee reviews this salary survey primarily for information regarding salaries, as opposed to bonus and stock incentive information. In setting salaries, the Committee takes into consideration the individual employee's performance, length of service to CryoLife, and the information provided by the Radford Survey. The Committee seeks to set compensation at levels which are reasonable under the circumstances and near the midrange for U.S. biotech companies. For 2000, the Compensation Advisory Committee considered it advisable to make significant increases in salaries in order to provide its executive officers with compensation in the same range as that of executives employed by other companies in the industry. Salaries for executive officers were raised by 15.5%, on the average, as compared to 1999. The range of increases was from 5.8% to 24.8% including a salary increase for one officer when he was promoted from Controller to Vice President and Chief Financial Officer in April 2000. The base salary for each executive officer is set on a subjective basis, bearing in mind an overall impression of that executive's relative skills, experience and contribution to CryoLife. The Committee does not attempt to address the relative weight assigned to the various factors, which are evaluated on a subjective overall basis by each individual member of the Committee. Salaries of all executive officers are reviewed annually by the Committee. In accordance with this procedure, the Committee consults with Mr. Anderson, the President and Chief Executive Officer of CryoLife, and an appropriate range of base salary, bonus, and stock options is subjectively considered, based upon the range of compensation received by the other executive officers and the requirements of the particular positions to be filled. The Chief Executive Officer negotiates with candidates for employment, subject to acceptance and ratification by the Committee, and this negotiated base salary is reflected in each candidate's employment agreement.

CASH BONUSES

     Cash bonuses are the next component of executive officer compensation. In determining the amount to be paid as bonuses to executive officers, the Compensation Advisory Committee considers the performance of CryoLife in reaching goals for increased revenues and pre-tax profit as well as the performance of each executive officer. For 2000, the Compensation Advisory Committee based its decision that bonuses should be awarded to CryoLife's executive officers upon its subjective determination that CryoLife's 2000 increases in total revenues together with the achievement of certain goals justified the granting thereof. During 2000, CryoLife reached significant goals with regard to the SynerGraft valve and BioGlue products and the sale of the remaining assets of Ideas for Medicine, Inc. to Horizon Medical, Inc. The amount of the bonus paid to individual executive officers was determined based upon the Committee's subjective analysis of the performance of each such officer. Excluding the cash bonus paid to the Chief Executive Officer, 2000 executive officer bonuses ranged from $30,000 to $70,000 and were paid in 2001.

STOCK-BASED INCENTIVES

     Stock-based incentives have been a supplemental component of compensation for CryoLife's executive officers, and certain other employees, since the formation of CryoLife. CryoLife adopted formal incentive stock option plans in 1984, 1989, 1993 and 1998. CryoLife has also made grants of non-qualified options under an informal stock option program. The Sub-Committee approves grants of stock options to executive officers under CryoLife's option plans.

     Historically, grants made by CryoLife have generally vested at a rate of 20% per year and have had a term of five and one-half years. These options also usually expire upon termination of employment, except in the event of disability or death, in which case the term of the option may continue for some time thereafter.

     The Sub-Committee believes that CryoLife's stock option program has been effective in focusing attention on shareholder value since the gain to be realized by executive officers upon exercise of options will change as the stock price changes. The Sub-Committee also believes that the long-term nature of the options encourages CryoLife's executive officers to remain with CryoLife. Finally, the Sub-Committee has found it appropriate to grant options to newly employed executive officers in order to encourage such officers to identify promptly with CryoLife's goal of increased shareholder value. The number of shares to be granted is established utilizing the procedure described above at "--Base Salary." The Sub-Committee subjectively determines the number of shares to be granted based on its analysis of the number which would provide an adequate incentive to the new executive officer to accept a position with CryoLife.

     In general, following initial employment, the granting of stock-based incentives to executive officers is considered by the Sub-Committee to be justified when CryoLife's revenues and earnings, coupled with the individual executive's performance, warrant supplemental compensation in addition to the salary and bonus paid with respect to a given year. Each of these factors is weighed subjectively by Sub-Committee members in determining whether or not a stock-based incentive should be granted, and such incentives are not granted routinely. Stock-based incentives were granted to six executive officers to purchase in the aggregate, 127,500 shares during 2000. The Committee thinks it unlikely that any participants in CryoLife's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986 unless certain performance-related compensation exemptions are met) during any fiscal year, and has therefore determined that CryoLife will not take any affirmative action at this time to meet the requirements of such exemptions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee fixed the 2000 salary of Mr. Steven G. Anderson, Chief Executive Officer of CryoLife, at $520,000 and awarded Mr. Anderson a cash bonus of $300,000 for his performance and significant service to CryoLife in 2000. This bonus reflected an increase of $75,000 over the 1999 bonus. This exhibits the philosophy of the Committee as set forth at "--Base Salary" and "--Cash Bonuses" above. In 2000, Mr. Anderson was granted stock options to purchase 30,000 shares of common stock. The Committee and Sub-Committee believe the compensation of Mr. Anderson, a founder of CryoLife, reflects their subjective opinions that Mr. Anderson has provided superlative leadership and fulfilled the functions of an executive officer of CryoLife at the highest level.

CONCLUSION

     The Committee and Sub-Committee believe that the mix of a cash salary and bonuses and a long-term stock incentive compensation program represents a balance that has motivated and will continue to motivate CryoLife's management team to produce the best results possible given overall economic conditions and the difficulty of predicting CryoLife's performance in the short term.

                                       COMPENSATION ADVISORY
                                            COMMITTEE:

                                       RONALD D. McCALL, CHAIRMAN
                                       VIRGINIA C. LACY
                                       RONALD C. ELKINS, M.D.
                                       BRUCE J. VAN DYNE, M.D.

                                       COMPENSATION ADVISORY
                                            SUB-COMMITTEE:

                                       VIRGINIA C. LACY
                                       BRUCE J. VAN DYNE, M.D.

                                PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing the cumulative shareholder return on CryoLife's common stock, on an indexed basis, against cumulative total returns of the Russell 2000 Index, and a "peer group" selected by management of CryoLife. The peer group selected for inclusion in this proxy statement includes Advanced Tissue Sciences, Inc., Osteotech, Inc., Closure Medical Corp. and LifeCell Corporation. Each of these companies has securities traded on the Nasdaq Stock Market. Advanced Tissue and Osteotech were selected because they had been utilized as a basis for comparison with CryoLife in reports by analysts for each of the two co-managers of CryoLife's initial public offering. Management selected LifeCell to be included in the peer group based on the fact that LifeCell, a developer of tissue engineered products, is also a biomedical company, and selected Closure Medical based on the fact that Closure Medical markets tissue adhesive products. The returns for the peer group are weighted according to each issuer's market capitalization. The performance graph shows total return on investment for the period beginning December 31, 1995 and ending December 31, 2000.





                                 [GRAPH OMITTED]








                     ASSUMES $100 INVESTED ON JAN. 01, 1996
                          ASSUMES DIVIDENDS REINVESTED
                           FISCAL YEARS ENDING DEC. 31


                 VALUE OF $100 INVESTED ON DECEMBER 31, 1995 AT:

                             12/31/95      12/31/96      12/31/97       12/31/98      12/31/99     12/31/00
                            ------------  ------------  ------------   ------------  -----------  ------------
CRYOLIFE                  $      100.00 $      161.29 $      175.81  $      153.22 $     151.61 $      585.19
PEER GROUP                $      100.00 $       95.97 $      160.72  $      136.00 $      69.02 $      101.21
RUSSELL 2000 INDEX        $      100.00 $      116.61 $      142.66  $      138.66 $     165.82 $      158.66


                 Total return assumes reinvestment of dividends.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by CryoLife to CryoLife's Chief Executive Officer and the four other most highly paid executive officers of CryoLife in 2000 (the "Named Executives"). The information presented is for the years ended December 31, 2000, 1999 and 1998. All share amounts have been adjusted to reflect the Company's 3-for-2 stock split effective on December 27, 2000.

                           SUMMARY COMPENSATION TABLE


                                                                                    Long -Term
                                                        Annual Compensation        Compensation
                                                      -------------------------    --------------
                                                                                    Securities
                                                                                    Underlying         All Other
              Name and                                  Salary       Bonus         Options/SARs       Compensation
         Principal Position               Year         ($) (1)        ($)             (#) (2)           ($) (3)
--------------------------------------    --------                                 --------------    ---------------
                                                      -------------------------
Steven G. Anderson                        2000      $    520,000    $  300,000            30,000     $       27,638
    Chairman of the Board of              1999           442,750       225,000                 0             27,388
    Directors, President and Chief        1998           385,000       175,000            58,500             27,361
    Executive Officer

Kirby S. Black, Ph.D.                     2000           176,165        70,000            22,500             10,912
    Vice President, Research and          1999           151,325        50,000                 0             11,919
    Development                           1998           122,850        40,000                 0              9,011

Albert E. Heacox, Ph.D.                   2000           184,800        60,000            15,000             14,985
    Vice President, Laboratory            1999           168,000        50,000                 0              7,235
    Operations                            1998           152,250        42,000                 0              7,894

Gerald B. Seery (4)                       2000           155,547        30,000            15,000              3,521
    Vice President, Marketing             1999           146,975        30,000                 0              3,674
                                          1998           131,250        30,000                 0              3,268

James C. Vander Wyk, Ph.D.                2000           174,625        60,000            15,000             13,429
    Vice President, Regulatory            1999           149,961        48,000            10,000              2,752
    Affairs and Quality Assurance         1998           131,250        40,000                 0              2,503



-----------------

(1) Includes base salary earned by the Named Executives for the periods presented and includes compensation deferred under CryoLife's 401(k) plan, and amounts such officers elected to apply to CryoLife's supplemental life insurance program. Amounts for perquisites and other personal benefits extended to the Named Executives are less than the lesser of $50,000 or 10% of the total of annual salary and bonus of such Named Executive.
(2) During the periods presented, the only form of long-term compensation utilized by CryoLife has been the grant of stock options. CryoLife has not awarded restricted stock or stock appreciation rights, or made any long-term incentive payouts. Accordingly, the columns for "Restricted Stock Award(s)" and "Long Term Incentive Payouts" have been omitted.
(3) Since the inception of CryoLife's 401(k) plan, CryoLife has been matching contributions to the plan subject to certain limitations and vesting requirements. In 1992, CryoLife adopted its supplemental life insurance program for certain executive officers.
(4) Effective March 16, 2001, Mr. Seery ceased serving as Vice President, Marketing of CryoLife by transferring to the position of President of AuraZyme Pharmaceuticals, Inc., a wholly-owned subsidiary of CryoLife.

       The following table sets forth, for each of the Named Executives, the amount of CryoLife's contributions to the 401(k) plan and the supplemental life insurance program:



                                    2000                                  1999                                 1998
                     ------------------------------------  ----------------------------------- -------------------------------------
                                            SUPPLEMENTAL   TOTAL                SUPPLEMENTAL   TOTAL                   SUPPLEMENTAL
                                 401(K)         LIFE                401(K)          LIFE                   401(K)          LIFE
                       TOTAL   CONTRIBUTION  INSURANCE            CONTRIBUTION   INSURANCE              CONTRIBUTION    INSURANCE
                                              PROGRAM                             PROGRAM                                PROGRAM
                      -------- ------------ -------------  ------ ------------ --------------- -------  ------------- --------------
Steven G. Anderson   $ 27,638      $ 5,250     $  22,388 $ 27,388  $ 5,000       $ 22,388    $ 27,361    $ 4,973        $ 22,388
   Ph.D.
Kirby S. Black, Ph.D.  10,912        1,741         9,171   11,919    2,748          9,171       9,011      2,547           6,464
Albert E. Heacox,      14,985        4,235        10,750    7,235    3,504          3,731       7,894      3,743           4,151
   Ph.D.
Gerald B. Seery         3,521        3,521             0    3,674    3,674             0        3,268      3,268                0
James C. Vander        13,429        4,299         9,130    2,752    2,752             0        2,503      2,503                0
   Wyk, Ph.D.


     Grant of Options. During 2000, options were granted to Steven G. Anderson, Kirby S. Black, Ph.D., Albert E. Heacox, Ph.D., Gerald B. Seery and James C.
Vander Wyk, Ph.D. No stock appreciation rights (SARs) have been granted by CryoLife. The following table sets forth information regarding the grants of options in 2000:

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR (2000)


                                   Number of
                                   Securities
                                   Underlying    % of Total
                                   Options/     Options/SARs
                                     SARs        Granted to     Exercise                Potential Realizable Value
                                   Granted      Employees in     Price     Expiration   at Assumed Annual Rates of
              Name                    (#)       Fiscal Year    ($/Sh)(1)    Date(2)    Appreciation for Option Term
                                                                                       -----------------------------
                                                                                          5%($)           10%($)
 --------------------------------  ----------  --------------- ----------- ----------  -----------------------------
 Steven G. Anderson................14,085(3)        3.5          $29.15      12/7/10    $258,210.14     $654,355.19
                                      915(3)        0.2          $29.15      12/7/10     $16,774.03      $42,508.70
                                   15,000(4)        3.7          $11.50      5/26/10    $106,534.32     $272,970.57
 Kirby S. Black, Ph.D. ............22,500(5)        5.6          $11.63     11/26/05     $76,785.96     $175,555.28
 Albert E. Heacox, Ph.D. ..........15,000(5)        3.7          $11.63     11/26/05     $51,190.64     $117,036.86
 Gerald B. Seery...................15,000(6)        3.7          $29.15       6/7/06    $134,547.08     $301,220.05
 James C. Vander Wyk, Ph.D. .......15,000(7)        3.7          $29.15       6/7/07    $163,136.94     $375,067.05


-------------

(1) The exercise price was fixed as the mean of the high and low market price on the date of grant.
(2) Options are subject to earlier termination in the event of death, disability, retirement, or termination of employment.
(3)     The options vest on January 1, 2010.
(4) As to 8,695 shares, the options vest and become exercisable on January 1, 2009 and as to 6,305 shares, the options vest on January 1, 2010.
(5) The options vest and become exercisable on each anniversary of the grant date in the amount of 20% of the total shares granted on each vesting date.
(6) The options vest and become exercisable on each anniversary of the grant date in the following amounts: as to 2,503 shares, on the first anniversary, as to 2,504 shares, on the second anniversary, as to 3,450 shares, on the third anniversary, as to 3,432 shares, on the fourth anniversary and as to 3,132 shares, on the fifth anniversary.
(7) The options vest and become exercisable on each anniversary of the grant date as follows: as to 805 shares, on the first anniversary, as to 2,556 shares, on each of the second, third and fourth anniversaries, as to 3,431 shares, on the fifth anniversary and as to 3,096 shares, on the sixth anniversary.

     Options Exercised. The following table sets forth information regarding the exercise of options in 2000 and the number of options held by the Named Executives as listed in the Summary Compensation Table, including the value of unexercised in-the-money options, as of December 31, 2000. The closing price of CryoLife's common stock on December 29, 2000 used to calculate such values was $30.25 per share.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (2000) AND FISCAL YEAR-END OPTION/SAR VALUES (AS OF DECEMBER 31, 2000)

                                                             NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS/SARs                    OPTIONS/SARs
                                                                AT YEAR END (#)                 AT YEAR END ($)
                                                            ------------------------     ------------------------------
                                SHARES         VALUE
                              ACQUIRED ON
                               EXERCISE       REALIZED
           NAME                   (#)           ($)         EXERCISABLE  UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
---------------------------   ------------    ---------     ----------   -----------     ----------       -------------
Steven G. Anderson......           36,000  $    396,360        18,300       111,450    $   390,885      $    1,867,612
Kirby S. Black, Ph.D....           45,000       618,750             0        22,500    $         0      $      418,950
Albert E. Heacox, Ph.D.            45,000     1,262,970             0        15,000    $         0      $      279,300
Gerald B. Seery.........           55,000       583,485         3,000        21,000    $    63,750      $      144,000
James C. Vander Wyk, Ph.D.            ---           ---        39,000        36,000    $   950,130      $      498,720
 ........


     Long-Term Incentive Plan. On December 19, 1997, the Board of Directors adopted, subject to approval of shareholders, the CryoLife 1998 Long-Term Incentive Plan. As amended in 2000, the 1998 Long-Term Incentive Plan provides for the grant of options, stock appreciation rights and other awards to acquire up to a maximum of 900,000 shares of common stock, subject to certain adjustments. As of March 16, 2001, options for 710,250 shares were outstanding and options for 5,250 shares had been exercised. Options may be granted under the 1998 Long-Term Incentive Plan to employees, officers or directors of and consultants and advisors to CryoLife and its subsidiaries. CryoLife estimates that, as of March 21, 2001, approximately 320 employees (including officers) and five non-officer directors of CryoLife were eligible to participate in the 1998 Long-Term Incentive Plan. Unless sooner terminated by the Board, the 1998 Long-Term Incentive Plan terminates in May 2008. Stock options granted under the Plan also usually expire upon termination of employment or shortly thereafter. In the event of a "change of control transaction" as defined in the 1998 Long-Term Incentive Plan, limitations on exercisability of stock options owned by executive officers shall be waived, and the limitations on exercisability of stock options owned by others may be waived in the discretion of the Compensation Advisory Committee.

     CryoLife Amended and Restated Non-Employee Directors Stock Option Plan. The CryoLife Amended and Restated Non-Employee Directors Stock Option Plan provides for the grant of options to non-employee directors of CryoLife. This plan provides for the grant of options to acquire up to a maximum of 262,500 shares of common stock. At each Annual Meeting of Shareholders, each non-employee director elected, re-elected or continuing as a non-employee director of CryoLife receives an annual grant of options to purchase 7,500 shares on the first business day after such Annual Meeting, which options shall vest and become exercisable on the date of grant. Except as set forth below, options granted under this plan are not transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the optionee may transfer the option for no consideration to or for the benefit of a member of the optionee's immediate family (including, without limitation, to a trust or IRA) subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions that were applicable to such option prior to the transfer. Upon the death of a non-employee director, options which were exercisable on the date of death are exercisable by his or her legal representatives or heirs, but in no event may the option be exercised after the last day on which it could have been exercised by the non-employee director. As of December 31, 2000, options for 105,000 shares had been granted under this plan.

     Employment Agreements. CryoLife has entered into employment agreements with each of the Named Executives. Except for Mr. Anderson's agreement, and other than with respect to position specific terms, such as duties of employment and compensation, these employment agreements are substantially identical and provide that employment may be terminated by either party with or without cause upon 30 days' written notice to the other. The agreements automatically terminate upon death. Each employee is required to devote his full and exclusive time and attention to his employment duties, and CryoLife reserves the right to change the nature and scope of those duties. The agreement conditions employment and continued employment upon the employee's signing CryoLife's standard Secrecy and Noncompete Agreement.

     A new employment agreement with Mr. Anderson was negotiated in February 1999 for a term of five years, which replaces a similar contract negotiated in 1995. The Compensation Advisory Committee approved the inclusion of a provision in the agreement pursuant to which Ms. Ann B. Anderson, the spouse of Mr. Anderson, would be provided with health care coverage throughout her life. The agreement provides that either party may terminate Mr. Anderson's employment by giving 180 days' written notice to the other. The termination may be with or without cause. In the event CryoLife terminates employment without cause, Mr. Anderson will be entitled to be paid for the remainder of his term or for two years, whichever is greater. If the termination is with cause, after the 180 days' notice period no additional compensation is due.

     Compensation Advisory Committee Interlocks and Insider Participation. The following four directors serve on the Compensation Advisory Committee of CryoLife's Board of Directors: Mr. McCall, Ms. Lacy, Dr. Elkins and Dr. Van Dyne. Mr. McCall has been Secretary and Treasurer of CryoLife since 1984. CryoLife has engaged Ronald D. McCall, P.A., a law firm of which Mr. McCall is the sole shareholder to perform legal services on an ongoing basis. For the year ended December 31, 2000, CryoLife paid Ronald D. McCall, P.A. approximately $76,275 for such legal services, including expense reimbursements. Management believes that these services were provided on terms no less favorable to CryoLife than terms available from unrelated parties for comparable services. See "Information about the Board of Directors and Committees of the Board - Director Compensation" regarding consulting fees paid by CryoLife to Dr. Elkins and Dr. Van Dyne during fiscal 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires CryoLife's executive officers and directors and persons who beneficially own more than 10% of CryoLife's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

     Based  solely on its review of copies of forms  received  by it pursuant to
Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with except as follows: John M. Cook, one of CryoLife's directors, filed a delinquent Form 4 in March 2001 to report four purchases of CryoLife's Common Stock made in March 2000. Such purchases were made by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests.

             OWNERSHIP OF PRINCIPAL SHAREHOLDERS, NAMED EXECUTIVES,
                 AND EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP


       The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on March 16, 2001, together with the number of shares owned and the percentage of outstanding shares that ownership represents is set forth in the following table. The table also shows information concerning beneficial ownership by each of the Named Executives and by all directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table:



                                                                                   Percentage of
                                                         Number of Shares of        Outstanding
                                                           CryoLife Stock            Shares of
                         Beneficial Owner                Beneficially Owned        CryoLife Stock
---------------------------------------------------     ----------------------    -----------------
Steven G. Anderson.................................              1,757,167(1)          9.36%
Kirby S. Black, Ph.D...............................                 51,388(2)            *
Albert E. Heacox, Ph.D.............................                120,396(3)            *
Gerald B. Seery....................................                 37,800(4)            *
James C. Vander Wyk, Ph.D. ........................                 48,000(5)            *
Scudder Kemper Investments, Inc....................              1,970,100(6)          10.51%
All current Directors and Executive Officers
     as a group (14 persons).......................              3,281,594(7)          16.97%
------------------

* Ownership represents less than 1% of outstanding CryoLife common stock.

(1) Includes 157,999 shares held of record by Ms. Ann B. Anderson, Mr. Anderson's spouse. Also includes 27,000 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Blvd., N.W., Kennesaw, Georgia 30144.
(2) Includes 4,500 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Also includes 225 shares held by Dr. Black's minor children.
(3) Includes 3,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Also includes 45,000 shares owned by Dr. Heacox's spouse as trustee of a living trust and 72,396 shares owned by Dr. Heacox as trustee of a living trust.
(4) Includes 3,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(5) Includes 39,200 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(6) The business address of Scudder Kemper Investments, Inc. is: 345 Park Avenue, New York, New York 10154. Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001.
(7) See "Election of Directors" for information as to the beneficial ownership of shares attributed to directors who are not also Named Executives. Includes 591,199 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Includes 117,396 shares held as trustees by an executive officer and his spouse. Includes 358,450 shares held as beneficiary of three trusts, and 165,879 shares held as beneficiary of an IRA, of Ms. Lacy's deceased spouse. Includes 22,500 shares held as administrator of a pension plan. Includes 173,999 shares held of record by the spouses of executive officers and directors.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP has been the independent certified public accountants of CryoLife since May, 1999. Approval or selection of the independent certified public accountants of CryoLife is not submitted to the shareholders at the Annual Meeting. The Board of Directors of CryoLife has historically selected the independent certified public accountants of CryoLife with the advice of the Audit Committee, and the Board believes that it would be to the detriment of CryoLife and its shareholders for there to be any impediment, such as selection or ratification by the shareholders, to its exercising its judgment to select CryoLife's independent certified public accountants or to remove them if, in its opinion, such removal is in the best interest of CryoLife and its shareholders.

     It is anticipated that a representative from the accounting firm of Arthur Andersen LLP will be present at the annual meeting of shareholders to answer questions and make a statement if the representative desires to do so.

     On May 27, 1999, at the recommendation of the Audit Committee, the Board of Directors of CryoLife engaged the accounting firm of Arthur Andersen LLP as independent auditors for CryoLife. Arthur Andersen LLP replaces the firm of Ernst & Young LLP, whose engagement expired and was not renewed by CryoLife's Board of Directors, also based on the recommendation of the Audit Committee, effective as of May 27, 1999. Ernst & Young LLP was notified that their engagement would not be renewed on June 1, 1999.

     Neither CryoLife nor anyone engaged on its behalf has consulted with Arthur Andersen LLP since the beginning of CryoLife's fiscal year ended December 31, 1997 with regard to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on CryoLife's financial statements which Arthur Andersen LLP has concluded was an important factor considered by CryoLife in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

     There were no disagreements between CryoLife and Ernst & Young LLP in connection with the audits of the two most recent fiscal years ended December 31, 2000 and 1999, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Ernst &Young LLP to make reference in connection with their reports to the subject matter of the disagreement. In addition, no events of the type referenced in paragraphs (a) (1) (v) (A) through (D) of Item 304 of Regulation S-K occurred within CryoLife's two most recent fiscal years or within the subsequent interim period through May 27, 1999.

     The audit reports of Ernst & Young LLP on the consolidated financial statements of CryoLife as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     On June 8, 1999, CryoLife received a letter of Ernst & Young LLP dated June 7, 1999. This letter was filed with the Securities and Exchange Commission as
Exhibit 16 to CryoLife's Current Report on Form 8-K/A dated May 22, 1999.

                              SHAREHOLDER PROPOSALS

     Appropriate proposals of shareholders intended to be presented at CryoLife's 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by December 5, 2001 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all shareholder proposals submitted outside of the shareholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by CryoLife by February 18, 2002, in order to be considered timely. If such shareholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such shareholder proposals which may come before the 2002 Annual Meeting. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

     Upon The Written Request Of Any Record Or Beneficial Owner Of Common Stock Of CryoLife Whose Proxy Was Solicited In Connection With The 2001 Annual Meeting Of Shareholders, CryoLife Will Furnish Such Owner, Without Charge, A Copy Of Its Annual Report On Form 10-K Without Exhibits For Its Fiscal Year Ended December 31, 2000. Request For A Copy Of Such Annual Report On Form 10-K Should Be Addressed To Suzanne Gabbert, Assistant Secretary, CryoLife, Inc., 1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144.

     It Is Important That Proxies Be Returned Promptly. Shareholders Who Do Not Expect To Attend The Meeting In Person Are Urged To Sign, Complete, Date And Return The Proxy Card In The Enclosed Envelope, To Which No Postage Need Be Affixed.

                                      By Order of the Board of Directors

                                      /s/ Steven G. Anderson

                                      STEVEN G. ANDERSON, Chairman
                                      of the Board, President and Chief
Dated:  April 4, 2001                 Executive Officer

                                                                      APPENDIX A


                                     CHARTER
                                 AUDIT COMMITTEE
                                 CRYOLIFE, INC.


ORGANIZATION

     There shall be a committee of the board of directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors who are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independence from management and the Company as a committee member. In addition, each Audit Committee member shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. The accountability of the independent auditor is to the Audit Committee and the Board of Directors. The Audit Committee has the responsibility to select, evaluate and recommend to the Board of Directors the independent auditors. The Audit Committee is responsible for ensuring auditor independence.

     2. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     3. Review with the independent auditors, and the financial and accounting personnel of the Company, the quality and adequacy of financial statements and financial disclosures and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.

     4. Obtain and review on a periodic basis statements of the outside auditor delineating all relationships between the auditor and the Company and actively engage the outside auditor in a dialogue with respect to any relationships or services that may impact on the objectivity and independence of the outside auditor and recommend that the Board of Directors take appropriate action in response to the outside auditors report to satisfy itself of the outside auditors independence.

     5. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed. The Audit Committee will notify shareholders in annual proxy statements that financial statements have been reviewed with management and the independent auditors and that the Committee has assessed the auditors independence and recommended the filing of financial statements with the Form 10K. The Audit Committee will have discussions with independent auditors concerning the quality of financial reporting and the fairness of the presentation of financial statements prior to filing of Form 10K.

     6. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     7. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     8. Investigate any matter brought to its attention within the scope of its duties, with the power to retain counsel for this purpose if, in its judgment, that is appropriate.


     ADOPTED MAY 26, 2000

                                 CRYOLIFE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR USE AT THE ANNUAL MEETING ON MAY 17, 2001

     The undersigned  shareholder  hereby appoints STEVEN G. ANDERSON and RONALD
D. McCALL, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Shareholders of CRYOLIFE, INC. to be held on May 17, 2001, and any adjournments thereof.

     The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 4, 2001, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated below and on the reverse hereof.

                    FOR election of    REFRAIN FROM
                    the individuals     VOTING FOR
                      set forth at      election of
                     right (except     the nominees
                      as marked to     set forth at
                     the contrary)         right

1.  ELECTION OF                                        Nominees:                     2.  Upon  such  other  matters as
     DIRECTORS            -----             -----                                        may  properly come before the
                                                       Steven G. Anderson                meeting.

                                                       John M. Cook                      THE  PROXIES   SHALL  VOTE  AS
                                                                                         SPECIFIED   ABOVE,  OR  IF  NO
(INSTRUCTIONS):      To     withhold                   Ronald C. Elkins, M.D.            DIRECTION IS  MADE, THIS PROXY
authority    to    vote    for   any                                                     WILL BE VOTED  FOR EACH OF THE
individual  nominee(s),  write  that                   Virginia C. Lacy                  LISTED NOMINEES
person's name on the space  provided
below                                                  Ronald D. McCall, Esq.
---------------------------------------
                                                       Alexander C. Schwartz, Jr.        PLEASE  VOTE,  SIGN,  DATE AND
                                                                                         RETURN    THIS    PROXY   CARD
                                                       Bruce J. Van Dyne, M.D.           PROMPTLY  USING  THE  ENCLOSED
                                                                                         ENVELOPE.




Signature      _________________________      Date__________________
Signature      _________________________      Date__________________


NOTE:(Shareholders should sign exactly as name appears on stock. When there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.)



                         (continued on the reverse side)

                 Please Detach and Mail in the Envelope Provided

                         Please date, sign and mail your
                      proxy card back as soon as possible!


                        Annual Meeting of Shareholders of
                                 CRYOLIFE, INC.
                                  May 17, 2001
                                       at
                        Sheraton Suites Galleria-Atlanta
                              2844 Cobb Parkway, SE
                             Atlanta, Georgia 30339
                                   10:00 a.m.





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